EXHIBIT 10.8(l)

ANNUALIZED SALARY RATES IN EFFECT AT JANUARY 1, 2009
OF CHARLES T. TUGGLE, JR. AND FRANK J. GUSMUS JR.

The following annualized salary rates were in effect at January 1, 2009 for the following executive officers: Charles T. Tuggle, Jr., $475,000; and Frank J. Gusmus Jr., $600,000.